                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated September 29, 1997, accompanying the consolidated financial statements included in the Annual Report of SI Technologies, Inc. and subsidiaries on Form 10-KSB for the year ended July 31, 1997. We hereby consent to the incorporation by reference of said reports in the Registration Statement of SI Technologies, Inc. on Form S-8 (File No. 2-92865, effective August 6, 1984).



   /s/ Grant Thornton LLP
--------------------------------------------
Grant Thornton LLP


Seattle, Washington
October 28, 1997

                                       38